Exhibit 10.1

CHATHAM LODGING TRUST

Share Award Agreement

THIS SHARE AWARD AGREEMENT (the “Agreement”), dated as of the 29thday of January, 2013, governs the Share Award granted by CHATHAM LODGING TRUST, a Maryland real estate investment trust (the “Company”), to JEFFREY H. FISHER (the “Participant”), in accordance with and subject to the provisions of the Company’s Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Share Award. In accordance with the Plan, and effective as of January 29, 2013 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Share Award of 23,555 Common Shares (the “Share Award”).

2. Vesting. The Participant’s interest in the Common Shares covered by the Share Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b), (c), (d) and (e) below.

(a) Continued Employment. The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the Common Shares covered by the Share Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the first anniversary of the Date of Grant. The Participant’s interest in an additional number of Common Shares that most nearly equals (but does not exceed) one-third of the Common Shares covered by the Share Award shall become vested and nonforfeitable on the second anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the second anniversary of the Date of Grant. The Participant’s interest in the remaining Common Shares covered by the Share Award shall become vested and nonforfeitable on the third anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the third anniversary of the Date of Grant.

(b) Change in Control. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

(c) Death or Disability. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment ends on account of the Participant’s death or because the Participant is “disabled”(as defined in Code section 409A(a)(2)(c)) and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of the Participant’s death or because the Participant is disabled.

(d) Termination of Employment Without Cause. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Company or an Affiliate without Cause and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of a termination by the Company or an Affiliate without Cause. For purposes of this Agreement, a termination of the Participant’s employment with the Company or an Affiliate is with Cause if such employment is terminated by action of the Board on account of (w) the Participant’s failure to perform a material duty or the Participant’s material breach of an obligation under an agreement with the Company or a breach of a material and written Company policy other than by reason of mental or physical illness or injury, (x) the Participant’s breach of a fiduciary duty to the Company, (y) the Participant’s conduct that is demonstrably and materially injurious to the Company, materially or otherwise or (z) the Participant’s conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company and that in all cases is described in a written notice from the Board and that is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by the Participant.

(e) Resignation With Good Reason. The Participant’s interest in all of the Common Shares covered by the Share Award (if not sooner vested) shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Participant with Good Reason and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of the Participant’s resignation with Good Reason. For purposes of this Agreement, the Participant’s resignation is with Good Reason if the Participant resigns on account of (w) the Company’s material breach of an agreement with the Participant or a direction from the Board that the Participant act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, (x) a material diminution in the Participant’s duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent or the Company preventing the Participant from fulfilling or exercising the Participant’s material duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent, (y) a material reduction in the Participant’s base salary or annual bonus opportunity or (z) a requirement that the Participant relocate the Participant’s employment more than fifty (50) miles from the location of the Participant’s principal office on the Date of Grant, without the consent of the Participant. The Participant’s resignation shall not be a resignation with Good Reason unless the Participant gives the Board written notice (delivered within thirty (30) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than thirty (30) days after the expiration of such cure period.

Except as provided in this Section 2, any Common Shares covered by the Share Award that are not vested and nonforfeitable on or before the date that the Participant’s employment by the Company and its Affiliates ends shall be forfeited on the date that such employment terminates.

3. Transferability. Common Shares covered by the Share Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Common Shares covered by the Share Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4. Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the Common Shares covered by the Share Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of the certificates evidencing the Common Shares covered by the Share Award until the date that the Common Shares become vested and nonforfeitable and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any Common Shares covered by the Share Award that are forfeited under Section 2.

5. No Right to Continued Employment. This Agreement and the grant of the Share Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the Share Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

6. Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

7. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

CHATHAM LODGING TRUST	JEFFREY H. FISHER

By:

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